Exhibit 3(ii)(a)

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                           AMENDED AND FIRST RESTATED

                                     BYLAWS

                                       OF

                      FRONTIER ADJUSTERS OF AMERICA, INC.,

                             AN ARIZONA CORPORATION










                        ADOPTED AS OF ____________, 2001.

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                                TABLE OF CONTENTS

Offices........................................................................1
     Section 1.1    Principal Office...........................................1
     Section 1.2    Other Offices..............................................1

Meetings of Shareholders.......................................................1
     Section 1.3    Annual Meeting.............................................1
     Section 1.4    Special Meetings...........................................1
     Section 1.5    Notice and Purpose of Meetings; Waiver.....................1
     Section 1.6    Quorum, Manner of Acting and Adjournment...................2
     Section 1.7    Record Date................................................2
     Section 1.8    Presiding Officer; Order of Business.......................3
     Section 1.9    Voting.....................................................3
     Section 1.10   Voting Lists...............................................4
     Section 1.11   Participation in Shareholders' Meeting.....................5
     Section 1.12   Consent of Shareholders in Lieu of Meeting.................5

Board of Directors.............................................................5
     Section 1.13   Powers.....................................................5
     Section 1.14   Number and Term of Office..................................6
     Section 1.15   Qualification and Election.................................6
     Section 1.16   Presiding Officer..........................................6
     Section 1.17   Resignations...............................................7
     Section 1.18   Vacancies..................................................7
     Section 1.19   Removal....................................................7
     Section 1.20   Place of Meeting...........................................7
     Section 1.21   Regular Meetings...........................................8
     Section 1.22   Special Meetings...........................................8
     Section 1.23   Quorum, Manner of Acting, Adjournment,
                    and Action Without Meeting.................................8
     Section 1.24   Committees.................................................8
     Section 1.25   Compensation...............................................9
     Section 1.26   Dividends..................................................9
     Section 1.27   Minutes...................................................10
     Section 1.28   Notice....................................................10
     Section 1.29   Presumption of Assent.....................................10

Notice........................................................................10

Officers......................................................................10
     Section 1.30   Number, Qualifications and Designation....................10
     Section 1.31   Election and Term of Office...............................11
     Section 1.32   Subordinate Officers......................................11
     Section 1.33   Resignations..............................................11
     Section 1.34   Removal...................................................11
     Section 1.35   Vacancies.................................................11

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     Section 1.36   General Powers............................................11
     Section 1.37   The Chair and Vice Chair of the Board.....................11
     Section 1.38   The Chief Executive Officer...............................11
     Section 1.39   The President.............................................12
     Section 1.40   The Vice Presidents.......................................12
     Section 1.41   The Secretary.............................................12
     Section 1.42   The Treasurer.............................................12
     Section 1.43   Officers' Bonds...........................................12
     Section 1.44   Salaries..................................................12

Stock.........................................................................13
     Section 1.45   Issuance..................................................13
     Section 1.46   Shares Without Certificates...............................13
     Section 1.47   Subscriptions for Shares..................................13
     Section 1.48   Transfers.................................................13
     Section 1.49   Share Certificates; Share Record Books....................13
     Section 1.50   Lost, Destroyed, Mutilated or Stolen Certificates.........13
     Section 1.51   Transfer Agent and Registrar..............................14

Miscellaneous.................................................................14
     Section 1.52   Corporate Seal............................................14
     Section 1.53   Checks....................................................14
     Section 1.54   Contracts.................................................14
     Section 1.55   Deposits..................................................14
     Section 1.56   Financial Statements......................................14
     Section 1.57   Corporate Records.........................................15
     Section 1.58   Voting Securities Held by the Corporation.................16
     Section 1.59   Amendment of Bylaws.......................................17

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                        AMENDED AND FIRST RESTATED BYLAWS

                                       OF

                       FRONTIER ADJUSTERS OF AMERICA, INC.


  THESE AMENDED AND FIRST RESTATED BYLAWS ADOPTED BY THE BOARD OF DIRECTORS ON
    JANUARY 24, 2001 SUPERCEDE THE ORIGINAL BYLAWS AND ALL AMENDMENTS TO THE
                                ORIGINAL BYLAWS.


                                    ARTICLE I
                                     OFFICES

     SECTION 1.01 PRINCIPAL OFFICE. The principal office of the Corporation in the State of Arizona shall be located at 45 East Monterey Way, Phoenix, in Maricopa County, Arizona or at such other location as may be established by the board of directors.

     SECTION 1.02 OTHER OFFICES. The Corporation also may have offices at other places within or without the State of Arizona, as determined by the Board of Directors.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     SECTION 2.01 ANNUAL MEETING. The board of directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the Corporation's known place of business at 9 A.M. on the second Friday of October each year, commencing in 2001. If that day is not a "Business day" (as that term is defined in the Arizona Business Corporation Act, as amended from time to time (the "BCA")), the meeting shall be held on the next succeeding Business day. At that meeting the shareholders entitled to vote shall elect such directors and transact such business as may properly be brought before the meeting.

     SECTION 2.02 SPECIAL MEETINGS. Special meetings of the shareholders of the Corporation may be called at any time by the president, the secretary, two or more directors, or the holders of not fewer than one-tenth (1/10) of all the shares entitled to vote at the meeting, unless otherwise prohibited by Section 10-2703 of the Arizona Revised Statutes, as it may be amended from time to time, or by law.

     SECTION 2.03 NOTICE AND PURPOSE OF MEETINGS; WAIVER.

     (a) Written notice stating the date, time and place of meetings and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by an officer of the Corporation at the direction of the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation.

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     (b) A shareholder may waive any notice required by the BCA, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or
filing  with  the  corporate   records.   A   shareholder's   attendance  at  or
participation in a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 2.04 QUORUM, MANNER OF ACTING AND ADJOURNMENT.

     (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if the quorum of those shares exists with respect to that matter. Unless otherwise provided by law or the articles of incorporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Unless otherwise provided in the articles of incorporation or these bylaws, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the BCA require a greater number of affirmative votes.

     (b) Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned directly or indirectly by a second corporation, domestic or foreign, and the Corporation owns directly or indirectly a majority of the shares entitled to vote for directors of the second corporation. This section does not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     (c) The affirmative vote of the holders of a majority of the shares then present is sufficient in all cases to adjourn a meeting to another date, time and place. Notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 2.05 RECORD DATE.

     (a) In order that the Corporation may determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the board of directors may fix a future date as the record date, which may not be more than seventy (70) days or less than ten (10)

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days before the meeting or action requiring a determination of shareholders.  If not otherwise fixed, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the day before the effective date of the first notice to shareholders.

     (b) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     SECTION 2.06 PRESIDING OFFICER; ORDER OF BUSINESS. Meetings of the shareholders shall be presided over by the chair of the board of directors, if there be one, or if the chair is not present, by the vice chair of the board of directors, if there be one, or if the vice chair is not present, by the president, or if the president is not present, by a vice president in the order designated by the board of directors, or if the vice president is not present, by a chair to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The secretary of the Corporation, or, in the secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer shall choose any person present to act as recording secretary of the meeting.

     SECTION 2.07 VOTING.

     (a) Except with respect to the election of directors, each shareholder of record (except the holder of shares that have been called for redemption and with respect to which an irrevocable deposit of funds sufficient to redeem such shares has been made) shall have the right, at every shareholders' meeting, to one (1) vote for every share, and to a corresponding fraction of a vote with respect to every fractional share, of stock of the Corporation standing in his or her name on the books of the Corporation, subject, however, to any provisions respecting voting rights as may be contained in the articles of incorporation or any amendments thereto.

     (b) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed in writing by the shareholder or by his or her duly authorized attorney-in-fact and shall be filed with the secretary or an assistant secretary of the Corporation before the taking of any vote on the issue as to which the proxy intends to act. In the event any instrument granting a proxy shall designate two or more persons to act as a proxy, the majority of such persons present at the meeting, or if only one shall be present, then that one, shall have and may exercise all powers conferred by such instrument upon the persons so designated, unless such instrument shall otherwise provide. No proxy shall be valid after twelve (12) months from the date on the proxy statement. A duly executed proxy shall be irrevocable, if and only so long as, it is coupled with an interest sufficient at law to support an irrevocable power. A proxy is not revoked by the death or incapacity of the maker, unless, before the vote is counted or quorum is determined, written notice of the death or incapacity is received by the secretary or other agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.

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     (c)  Shares  standing  in the  name of  another  corporation,  domestic  or foreign, may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine. The Secretary of the Corporation or the Secretary's designee, shall have the authority to require such documents be filed with the Secretary of the Corporation to verify the authority and power of any such officer, agent or proxy to vote the shares of the Corporation held by any such other corporation.

     (d) Shares held by an administrator, executor, guardian, administrator, conservator or personal representative may be voted by him, either in person or by proxy, without transfer of shares into his or her name. Shares standing in the name of a trustee, other than a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may vote shares held by such trustee without a transfer of the shares into the trustee's name. Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such receiver, trustee or assignee, either in person or by proxy, without the transfer thereof into the receiver's, trustee's or assignee's name, if authority to do so is contained in an appropriate order of the court by which such receiver, trustee or assignee was appointed.

     (e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

     (f) If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointment them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effects:

          (i) If only one votes, his or her act binds all others in the relationship;

          (ii) If more than one votes, the acts of the majority so binds all others in the relationship; and

          (iii) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionately.

     SECTION 2.08 Voting Lists.

     (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder.

     (b) The shareholders' list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the

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Corporation's  principal office, the office of the Corporation's  transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. A shareholder, its agent or its attorney on written demand may inspect and, subject to the requirements of
Section 10-1602 of the BCA, may copy the list, during regular business hours and at its expense, during the period it is available for inspection.

     (c) The Corporation shall make the shareholders' list available at the meeting, and any shareholder, its agent or its attorney may inspect the list at any time during the meeting or any adjournment.

     (d) Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

     SECTION 2.09 PARTICIPATION IN SHAREHOLDERS' MEETING. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may permit any or all shareholders to participate in an annual or special shareholders' meeting by or conduct the meeting through use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. If the board of directors in its sole discretion elects to permit participation by such means of communication, the notice of the meeting shall specify how a shareholder may participate in the meeting by such means of communication. The participation may be limited by the board of directors in its sole discretion to specified locations or means of communications. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

     SECTION 2.10 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Action required or permitted by law to be taken at a shareholder's meeting may be taken without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A consent signed under this section has the effect of a meeting vote.

     If not otherwise fixed in accordance with Section 2.05 hereof or by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. Unless otherwise specified in the consent or consents, the action is effective on the date that the last shareholder signs the consent or consents. Any shareholder may revoke its consent by delivering a signed revocation of the consent to the president or secretary before the date that the last shareholder signs the consent or consents.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 3.01 POWERS. The Corporation shall have a board of directors, which shall have full power to conduct, manage, and direct the business and affairs of the Corporation, except as specifically reserved or granted to the shareholders or otherwise limited by law, the articles of incorporation, these bylaws or an agreement authorized under Section 10-732 of the BCA.

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     SECTION  3.02  NUMBER  AND TERM OF  OFFICE.  The board of  directors  shall consist of such number of directors, not fewer than three (3) nor more than fifteen (15) as may be determined from time to time by resolution of the board of directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall serve until his or her successor shall be elected and qualified, or until his or her earlier resignation or removal.

     SECTION 3.03 QUALIFICATION AND ELECTION.

     (a) All directors of the Corporation shall be natural persons of at least 18 years of age, and need not be residents of Arizona or shareholders of the Corporation, unless the articles of incorporation provide otherwise. Except in the case of vacancies, directors shall be elected by the shareholders. Upon the demand of any shareholder at any meeting of shareholders for the election of directors, the chair of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director. If the board of directors is classified with respect to the power of shareholders and/or voting groups to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as herein provided, only candidates who have been nominated in accordance herewith shall be eligible for election.

     (b) At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the shareholder's votes by giving one candidate as many votes as the number of such directors multiplied by the number of the shareholder's shares shall equal, or by distributing such votes on the same principle among any number of such candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

     SECTION 3.04 PRESIDING OFFICER. Meetings of the board of directors shall be presided over by the chair of the board, if there be one, or if the chair is not present, by the vice chair of the board, if there be one, or if the vice chair is not present, by the president, or if the president is not present, by a vice president, in the order designated by the board of directors, or if the vice president is not present, by a chair to be chosen by a majority of the board of directors at the meeting. The secretary of the Corporation, or, in the secretary's absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chair of the meeting shall choose any person present to act as recording secretary of the meeting.

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     SECTION 3.05  RESIGNATIONS.  Any director of the  Corporation may resign at any time by giving written notice to the board of directors or its chair, or to the president or secretary of the Corporation. Such resignation shall be effective when it is delivered unless the notice specifies a later effective date or event. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3.06 VACANCIES.

     (a) Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, either the shareholders may fill the vacancy or the board of directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all of the directors remaining in office. Except, however, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is to be filled by the shareholders.

     (b) A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs. However, the new director may not take office until the vacancy occurs.

     (c) If at any time by reason of death or resignation or other cause, the Corporation has no directors in office, any officer or any shareholder may call a special meeting of shareholders.

     SECTION 3.07 REMOVAL.

     (a) The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If less than the entire board is to be removed, a director shall not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

     (b) A director may be removed by the shareholders only at a meeting, and the meeting notice shall state that the purpose or one of the purposes of the meeting is removal of the director.

     SECTION 3.08 PLACE OF MEETING.

     (a) The board of directors may hold its meetings within or without the State of Arizona at such place or places as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     (b) Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in such a meeting shall constitute presence in person at such meeting.

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     SECTION 3.09 REGULAR  MEETINGS.  Within  thirty (30) days after each annual election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, for the election of such officers as they wish to consider at the time and for the transaction of any other business. Other regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. If the date fixed for any regular meeting is a legal holiday under the laws of the place where such meeting is to be held, then the meeting shall be held on the next succeeding business day, or at such other time as may be determined by resolution of the board of directors. At regular meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

     SECTION 3.10 SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the chair of the board, the president or two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least twenty-four (24) hours (in the case of notice by telephone) or forty-eight (48) hours (in the case of notice by telegram) or three (3) days (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the date, time and place of the meeting, but need not describe the purpose of the meeting unless required by the articles of incorporation, these bylaws or provided by law.

     SECTION 3.11 QUORUM, MANNER OF ACTING, ADJOURNMENT, AND ACTION WITHOUT MEETING. A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business. Except as otherwise specified in the articles of incorporation or these bylaws or provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. The directors shall act only as a board and the individual directors shall have no power as such; provided, however, that any action that may be taken at a meeting of the board or of a committee may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous meeting vote, and is effective when the last director signs the consent, unless the consent specifies a different effective date.

     SECTION 3.12 COMMITTEES.

     (a) The board of directors may create one or more committees and may appoint members of the board of directors to serve on them. Each committee member shall serve at the pleasure of the board of directors. The creation of committees, the designation of authority of committees, the dissolution of committees and the appointment and removal of members of committees shall be approved by the greater of (i) a majority of all of the directors in office when the action is taken and (ii) a majority of the directors present at a meeting at which a quorum is present. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

     (b) Except as otherwise provided in this Section, each committee shall have and exercise all or any of the authority of the board of directors in the management of the business and affairs of the Corporation, as provided in a resolution of the board of directors.

     (c) No committee of the board of directors shall have the authority of the board of directors with respect to:

          (i)     Authorizing distributions;

          (ii) Approving or submitting to shareholders any action that requires shareholder approval;

          (iii) Filling vacancies on the board of directors or on any of its committees;

          (iv)    Amending the articles of incorporation;

          (v)     Adopting, amending or repealing bylaws;

          (vi)    Approving a plan of merger not requiring shareholder approval;

          (vii) Authorizing or approving reacquisition of the Corporation's shares, except according to a formula or method prescribed by the board of directors;

          (viii) Authorizing or approving the issuance, sale or contract for sale of shares or determining the designation and relative rights, preferences and limitations of a class or series of shares, except according to a formula or method specifically prescribed by the board of directors; or

          (ix) Fixing the compensation of directors for serving on the board of directors or on any committee of the board of directors.

     (d) Sections 3.08, 3.10, 3.11, and 3.13 shall be applicable to committees of the board of directors.

     SECTION 3.13 COMPENSATION. Directors, and members of any committee of the board of directors, shall be entitled to such reasonable compensation for their services as directors and members of any such committee as may be fixed from time to time by resolution of the board of directors, and also shall be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. Any director or member of any committee of the board of directors receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

     SECTION 3.14 DIVIDENDS. Except as limited by law and the articles of incorporation, the board of directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. The board of directors may fix a sum that may be set aside for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund.

     SECTION 3.15 MINUTES. The Corporation shall keep minutes of the proceedings of its board of directors and committees thereof.

     SECTION 3.16 NOTICE. A director may waive any notice required by the BCA, the articles of incorporation or these bylaws before or after the date and time stated in the notice. Except as described below, the waiver shall be in writing, signed by the director entitled to notice and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly on his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     SECTION 3.17 PRESUMPTION OF ASSENT. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless either:

          (i)     The  director  objects  at the  beginning  of the  meeting  or
                  promptly   on  the   director's   arrival  to  holding  it  or
                  transacting business at the meeting;

          (ii) The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

          (iii) The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation before 5:00 P.M. on the next business day after the meeting.

     The right of dissent or abstention is not available to a director who votes in favor of the action taken.

                                   ARTICLE IV
                                     NOTICE

     Whenever any written notice to any person is required by the articles of incorporation, these bylaws, or law, it may be given to such person either personally or by sending a copy thereof through the mail to his or her address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail.

                                    ARTICLE V
                                    OFFICERS

     SECTION 5.01 NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the Corporation shall be as designated by resolution of the board of directors. Any two or more offices may be held by the same person. Officers may, but need not, be directors or shareholders of the Corporation. The board of directors may elect from among the members of the board a chair of the board and a vice chair of the board, who shall be considered officers of the Corporation unless the board specifically determines otherwise at the time of election.

     SECTION 5.02 ELECTION AND TERM OF OFFICE. The officers of the Corporation, except those elected by delegated authority pursuant to Section 5.03 hereof, shall be elected by the board of directors, and each such officer shall hold office until such officer's successor shall have been duly elected and qualified, or until such officer's death, resignation or removal. Election or appointment of an officer shall not itself create contract rights.

     SECTION 5.03 SUBORDINATE OFFICERS. The board of directors from time to time may elect such other officers as the business of the Corporation may require, including, without limitation, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws, or as the board of directors from time to time may determine. The directors may delegate to any officer or committee the power to elect subordinate officers.

     SECTION 5.04 RESIGNATIONS. An officer may resign at any time by delivering written notice to the board of directors, or to the president or the secretary of the Corporation. Any resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date or event. If a resignation is made effective at a later date or event and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

     SECTION 5.05 REMOVAL. Any officer of the Corporation may be removed by the board of directors with or without cause. Such removal shall not affect the contract rights, if any, of the person so removed.

     SECTION 5.06 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03 hereof, as the case may be.

     SECTION 5.07 GENERAL POWERS. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these bylaws, or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     SECTION 5.08 THE CHAIR AND VICE CHAIR OF THE BOARD. The chair of the board, or in the chair's absence, the vice chair of the board, shall preside at all meetings of the shareholders and the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

     SECTION 5.09 THE CHIEF EXECUTIVE OFFICER. The board of directors may designate a chief executive officer who shall perform such duties as from time to time may be requested by the board of directors.

     SECTION 5.10 THE PRESIDENT. The president shall have general supervision over the business and operations of the Corporation, subject to the control of the board of directors. The president shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other proper instruments, except in cases where the board of directors or these bylaws delegate to, or authorize the signing and execution thereof by, some other officer or agent of the Corporation. In general, the president shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned by the board of directors.

     SECTION 5.11 THE VICE PRESIDENTS. Vice presidents shall perform all duties incident to the office of vice president and such other duties as from time to time may be assigned to them by the board of directors or the president. The vice presidents, in the order designated by the board of directors, shall perform the duties of the president in the president's absence or disability. Notwithstanding the foregoing, those individuals who are appointed vice president of a certain area or department, such as vice president of marketing, shall perform only those duties incident to such area or department, and such other duties as from time to time may be assigned to them by the board of directors or the president.

     SECTION 5.12 THE SECRETARY. The secretary or an assistant secretary shall, to the extent possible, (a) attend all meetings of the shareholders and the board of directors, (b) record all the votes of the shareholders and the directors and prepare the minutes of the meetings of the shareholders, the board of directors and committees of the board in a book or books to be kept for that purpose, (c) see that notices are given and records and reports are properly kept and filed by the Corporation as required by law, (d) authenticate records of the Corporation, and, in general, (e) perform all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors or the president.

     SECTION 5.13 THE TREASURER.  The treasurer or an assistant  treasurer shall
(a) have or provide for the custody of the funds or other property of the Corporation and keep a separate book account of the same, (b) collect and receive or provide for the collection and receipts of monies earned by or in any manner due to or received by the Corporation, (c) deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors from time to time may designate, (d) whenever so required by the board of directors, render an accounting showing his or her transactions as treasurer and the financial condition of the Corporation, (e) in general, and
(f) discharge such other duties as from time to time may be assigned by the board of directors or the president.

     SECTION 5.14 OFFICERS' BONDS. Any officer shall give a bond for the faithful discharge of such officer's duties in such sum, if any, and with such surety or sureties, as the board of directors shall require.

     SECTION 5.15 SALARIES. The salaries of the officers elected by the board of directors may be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents may be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03 hereof. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer also is a director of the Corporation.

                                   ARTICLE VI
                                      STOCK

     SECTION 6.01 ISSUANCE. The interest of each shareholder of the Corporation may be evidenced, but need not be represented, by certificates for shares of stock. All share certificates of the Corporation shall be signed either manually or in facsimile by one or more officers of the Corporation designated in the articles of incorporation or by the board of directors, and may bear the corporate seal, which may be a facsimile, engraved or printed. If a person who signed either manually or in facsimile a share certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

     SECTION 6.02 SHARES WITHOUT CERTIFICATES. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors of the Corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Notwithstanding such authorization by the board of directors, every holder of uncertificated shares is entitled to receive a certificate that complies with the requirements in the BCA, on request to the Corporation. The authorization does not affect shares already represented by certificates until such certificates are surrendered to the Corporation.

     SECTION 6.03 SUBSCRIPTIONS FOR SHARES. The board of directors may determine the payment terms of subscriptions of shares, unless the subscription agreement specifies them. Any call made by the board of directors for payment on subscriptions shall be uniform as far as practicable as to all shares of the same class or series, unless the subscription agreement specifies otherwise. A subscription for shares, whether entered into before or after incorporation, is not enforceable unless it is in writing and signed by the party to be charged or its agent.

     SECTION 6.04 TRANSFERS. Transfers of shares of stock of the Corporation by the registered owner thereof, or by his or her duly authorized attorney, shall be made on the books of the Corporation on surrender of the certificate or certificates, if any, for such shares properly endorsed and with all taxes thereon paid. No transfer shall be made that is inconsistent with the provisions of the Uniform Commercial Code as adopted in Arizona.

     SECTION 6.05 SHARE CERTIFICATES; SHARE RECORD BOOKS. Certificates for shares of the Corporation, if any, shall be in such form as provided by law and approved by the board of directors. The share record books and the blank share certificate books shall be kept by the secretary or by any agency designated by the board of directors for that purpose. The Corporation or an agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and in alphabetical order by class of shares showing the number and class of shares held by each. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled," with the date of cancellation.

     SECTION 6.06 LOST, DESTROYED, MUTILATED OR STOLEN CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of such loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the board of directors may direct.

     SECTION 6.07 TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01 CORPORATE SEAL. The Corporation may have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details as may be approved by the board of directors. Nothing in these bylaws shall require the impression of a corporate seal to establish the validity of any document executed on behalf of the Corporation.

     SECTION 7.02 CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors from time to time may designate.

     SECTION 7.03 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 7.04 DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors from time to time shall determine.

     SECTION 7.05 FINANCIAL STATEMENTS.

     (a) The Corporation shall furnish to the shareholders annual financial statements of the Corporation (and, if applicable, its subsidiaries) that include a balance sheet as of the end of the Corporation's fiscal year, an income statement for the year then ended and a statement of changes in shareholders' equity for the year then ended, unless that information appears elsewhere in the financial statements. Such financial statements shall be prepared in accordance with generally accepted accounting principles if financial statements are prepared for the Corporation on that basis. If such financial statements are reported on by a certified public accountant, such report shall accompany such financial statements. If such financial statements are not reported on by a certified public accountant, such financial statements shall be accompanied by a statement of the president or the person responsible for the Corporation's accounting records:

          (i) Stating that person's reasonable belief whether such financial statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

          (ii) Describing any respects in which such financial statements were not prepared on a basis of accounting consistent with the prior years' financial statements.

Such financial statements shall be mailed to each shareholder within one hundred and twenty (120) days after the end of the Corporation's fiscal year. On written request from a shareholder, the Corporation shall mail that shareholder the latest annual financial statements.

     (b) If the Corporation indemnifies or advances expenses to a director pursuant to the BCA, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the annual financial statements required by Section 7.05(a) above. Failure to report under this section does not invalidate otherwise valid indemnification.

     SECTION 7.06 Corporate Records.

     (a) There shall be kept at the Corporation's known place of business or at the office of an agent an original or duplicate record of:

          (i)     The articles of incorporation (as amended);

          (ii)    The bylaws (as amended);

          (iii) Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

          (iv) Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three years;

          (v) All written communications to shareholders generally within the past three years, including financial statements furnished within such period;

          (vi)    A  list  of  the  names   and   business   addresses   of  the
                  Corporation's current directors and officers;

          (vii) The most recent annual report delivered to the Arizona Corporation Commission; and

          (viii) Any agreement among shareholders pursuant to Section 10-732 of the BCA.

     (b) The Corporation shall maintain appropriate accounting records.

     (c) All corporate records shall be in written form, or another form capable of conversion into written form within a reasonable period of time.

     (d) Any shareholder who shall have been a holder of record of shares or of a voting trust beneficial interest therefor at least six (6) months immediately preceding a demand, or will be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five percent (5%) of all the outstanding shares of the Corporation, upon five (5) business days' written demand directed to the Corporation, is entitled to inspect and copy, during regular business hours, at the Corporation's principal office, the Corporation's books and records set forth in Section 7.06(a).

     (e) Any shareholder who shall have been a holder of record of shares or of a voting trust beneficial interest therefor at least six (6) months immediately preceding its demand, or will be the holder of record of, or the holder of record of a voting trust beneficial interest for, at least five percent (5%) of all the outstanding shares of the Corporation, upon five (5) business days' written demand directed to the Corporation, is entitled to inspect and copy, during regular business hours, at the principal office of the Corporation, the following books and records of the Corporation:

          (i) Excerpts from minutes of any meeting of the board of directors, records of any action of committees, minutes of any shareholders' meetings and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection in accordance with section 7.06(d);

          (ii)    Accounting records of the Corporation;

          (iii)   The record of shareholders; and

          (iv) The Corporation's most recent financial statements showing in reasonable detail its assets and liabilities and the results of its operations if such shareholder's demand is made in good faith and for a proper purpose, such shareholder describes with reasonable particularity its purpose and the records it desires to inspect and the records are directly connected with the shareholder's purpose.

     (f) A shareholder's agent or attorney shall have the same inspection and copying rights as the shareholder he or she represents.

     (g) The Corporation may impose a reasonable charge to cover the costs of labor and material for copies of documents provided to such shareholder, which charge shall not exceed the estimated cost of production or reproduction of the records.

     SECTION 7.07 Voting Securities Held by the Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the president shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The board of directors from time to time may confer similar powers upon any other person or persons.

     SECTION 7.08 Amendment of Bylaws.

     (a) Except as may otherwise be provided in the articles of incorporation or the BCA, these bylaws may be amended or repealed by the board of directors of the Corporation at any regular or special meeting of directors, subject to the shareholders, in amending or repealing a particular bylaw, expressly providing that the board of directors may not amend or repeal that bylaw. The shareholders of the Corporation may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors.

     (b) Bylaw provisions that require super majority voting to effectuate shareholder or director action shall only be amended in accordance with Sections 10-1021 and 10-1022 of the BCA.

                                  CERTIFICATION

     I hereby certify that the foregoing bylaws were duly adopted by the board of directors of the Corporation as of the 24th day of January of the year 2001.


                                        /s/ Peter I. Cavallaro
                                        ----------------------------------------
                                        Peter I. Cavallaro, Secretary